TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is entered into as of this 1st day of February, 2012 by and among Ecoland International Inc., a Nevada corporation (the “Company”) and David Wallace, an individual (the “Executive”).

RECITALS:

WHEREAS the Company has entered into that certain employment agreement dated June 1, 2009 with the Executive;

WHEREAS the Executive has loaned the Company an aggregate of $359,477, which is reflected on the financial statements for the quarter ended November 30, 2011 (the “Note Payable”);

WHEREAS the Company shall enter into a share exchange agreement dated January 27, 2012 with D&R Technology, Inc., a private company (“D&R”), pursuant to which D&R shall become the wholly-owned subsidiary of the Company (the “Share Exchange Agreement”);

WHEREAS in accordance with the terms and provisions of the Share Exchange Agreement, the Employment Agreement shall be terminated D&R (the “Termination”) and the amounts due and owing under the Note Payable to the Executive shall be waived by the Executive (the “Waiver of Note Payable”);

WHEREAS the Company and the Executive wish to set forth their agreement relating to the Termination and the Waiver of Note Payable.

NOW, THEREFORE, in consideration of the aforesaid recitals and mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. In accordance with Section 5.4 of the Employment Agreement, the Company and the Executive hereby agree to waive the sixty (60) day written notice of termination and further agree to the Termination as of the date above.

2. The Executive further agrees to waive all right and interest in and to: (i) any amounts due and owing to the Executive as compensation under the terms of the Employment Agreement; (ii) any liquidated damages, any amount including Base Salary (as that term is defined in the Employment Agreement) and annual bonus due and owing under the terms of the Employment Agreement, including any existing severance pay plan for employees; (iii) any other payments or benefits under any existing Benefit Coverages (as that term is defined in the Employment Agreement) in which the Executive is participating; and (iv) any amount equal to the lesser of one-half (1/2) of any remaiing options to be vested under the Ecoland Stock Option Agreements; and (iv) continuation of those certain Benefit Coverages as in effect at the time of such termination.

3. The Executive agrees to waive any and all amounts due under the Note Payable, including any accrued interest, and agree to the Waiver of Note Payable as of the date above.

3. The Company represents and acknowledges that the execution and delivery by the Company of this Termination Agreement is within the power of the Company, has been duly authorized by all necessary corporate action on behalf of the Company and does not: (i) require the consent of any other person or party; (ii) contravene or conflict with any provision of applicable law or the certificate of incorporation or other corporate agreement of the Company; or (iii) contravene or conflict with or result in a default under any other instrument or contract to which the Company is a party.

4. The Company and the Executive shall agree to release each other and forever discharge any and all claims, manner of actions, whether at law or in equity suits, judgments, debts, liens, liabilities, demands, damages, losses, sums of money, expenses or disputes, known or unknown, fixed or contingent, which it now has or may have hereafter, directly or indirectly, individually or in any capacity against each other, their successors and assigns, as well as its present or former owners, directors, officers, stockholders, employees, agents, heirs, by reason of any act, omission, matter, cause, or thing whatsoever, from the beginning of time to, and including the date of the execution of this Termination Agreement, relating to the aforesaid Termination and Waiver of Note Payable.

5. This Termination Agreement shall be effective as of the date first above written and shall be binding upon and insure to the benefit of the parties hereto and their respective successors.

ECOLAND INTERNATIONAL INC.

Date: February 1, 2012 By:_____________________________

President/Chief Executive Officer

February 1, 2012 ________________________________

David Wallace